Exhibit 23.1

Consent of the Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated December 4, 2020 relating to the financial statements of Gold Royalty Corp., which appears in Amendment No. 5 to the Registration Statement F-1 (No. 333-252036) of Gold Royalty Corp. We also consent to the reference to us under the heading “Experts” in Amendment No. 5 to the Registration Statement F-1 (No. 333-252036) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada
March 8, 2021